Exhibit 99.1

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                        The Wilber Corporation Announces
                     Fourth Quarter and Annual 2004 Earnings
================================================================================

                              FOR IMMEDIATE RELEASE

DATE:    January 28, 2005
FROM:    Alfred S. Whittet, President and CEO
PHONE:   607-433-4148

Oneonta, New York, January 28, 2005 - The Wilber Corporation, parent company of Wilber National Bank, today reported Net Income of $2.319 million and Earnings per Share of $0.21 for the quarter ended December 31, 2004. By comparison, the Company's Net Income and Earnings per Share for the quarter ended December 31, 2003, were $2.201 million and $0.20, respectively. The Company's Return on Average Assets and Return on Average Equity for the fourth quarter were 1.23% and 13.57%, respectively, as compared to 1.19% and 13.68% for the same quarter in 2003. Average Total Assets of the Company equaled $751.2 million for the fourth quarter of 2004, as compared to $736.0 million for the fourth quarter of 2003, representing an increase of $15.2 million or 2.1%.

Net Income and Earnings per Share for the year ended December 31, 2004 were $8.618 million and $0.77 respectively. By comparison, Net Income and Earnings per Share for the year ended December 31, 2003 were $8.713 million and $0.78, respectively. This represents a 1.3% decrease in Earnings per Share and 1.1% decrease in Net Income. Return on Average Assets and Return on Average Equity for 2004 were 1.17% and 13.08% respectively, as compared to 1.20% and 13.67% for 2003.

Alfred S. Whittet, the Company's President and CEO, commented, "While our 2004 earnings were not quite up to the earnings of 2003, we are generally pleased with our results. Our Net Income for the second half of 2004 was $4.483 million compared to $4.025 million for the same period in 2003, an increase of $458 thousand or 11.4%. We are encouraged by these results as we head into 2005."

Mr. Whittet further noted, "We put forth a significant management effort early in the year to obtain listing status on the American Stock Exchange(R) (AMEX) and to expand our branch and representative offices into Johnson City and Kingston, NY respectively. We grew our outstanding loans $30.1 million or 8.35% during the year from $360.9 million at December 31, 2003 to $391.0 million at December 31, 2004, while maintaining Net Interest Margin close to 2003 levels." Net Interest Margin (tax-equivalent) was 3.76% in 2004 as compared to 3.77% in 2003, a decrease of 1 basis point. In addition, the Allowance for Loan Losses increased $493 thousand during the year from $5.757 million at December 31, 2003 to $6.250 million at December 31, 2004, but remained unchanged as a percentage of Loans Outstanding. The Allowance for Loan Losses to period-end Loans was 1.60% at December 31, 2003 and December 31, 2004.

In related news, the Company reported last week that it declared a $0.095 per share quarterly dividend payable on February 18, 2005 to shareholders of record on February 4, 2005.

The Wilber Corporation is a single bank holding company headquartered in Oneonta, New York, serving the financial needs of the communities of the Western Catskills and Eastern Southern Tier of New York. The Wilber Corporation is the parent company of Wilber National Bank, a national bank chartered in 1874 with 19 branch offices located in Otsego, Delaware, Schoharie, Ulster, Chenango and Broome Counties and a loan production office located in Kingston, New York. The Company's common stock trades under the symbol GIW on the American Stock Exchange.

NOTE: This press release may contain certain statements which are historical facts or which concern the Company's future operations or economic performance and which are to be considered forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that all forward-looking statements involve risk and uncertainties, and that actual results may differ from those indicated in the forward-looking statements as a result of various factors, such as changing economic and competitive conditions and other risk and uncertainties. In addition, any statements in this news release regarding historical stock price performance are not indicative of or guarantees of future price performance.


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
THE WILBER CORPORATION
CONSOLIDATED FINANCIAL INFORMATION
----------------------------------
($ In thousands, except per share amounts)
Unaudited                                                       As of and for the three  As of and for the twelve
                                                                 months ended December     months ended December
                                                                          31,                      31,
Condensed Income Statement                                           2004      2003(3)       2004      2003(3)
-------------------------------------------------------------------------------------------------------------
      Net interest income                                        $  6,550    $  6,131    $ 24,404    $ 24,475

      Provision for loan losses                                       240         360       1,200       1,565
                                                                 --------------------    --------------------
          Net interest income after provision for loan losses       6,310       5,771      23,204      22,910
      Noninterest income                                            1,271       1,412       5,634       5,663
      Noninterest expense                                           4,463       4,241      17,218      16,583
                                                                 --------------------    --------------------
          Income before taxes                                       3,118       2,942      11,620      11,990
      Income taxes                                                    799         741       3,002       3,277
                                                                 --------------------    --------------------
          Net income                                             $  2,319    $  2,201    $  8,618    $  8,713

Share and Per Share Data
-------------------------------------------------------------------------------------------------------------
      Average common shares outstanding (in thousands)             11,202      11,209      11,207      11,214
      Period-end common shares outstanding (in thousands)          11,195      11,209      11,195      11,209

      Net income per share                                       $   0.21    $   0.20    $   0.77    $   0.78

      Cash dividends declared                                    $ 0.0950    $ 0.0925    $ 0.3800    $ 0.3700

      Book value per common share                                $   6.04    $   5.74    $   6.04    $   5.74

Period-end Balances
-------------------------------------------------------------------------------------------------------------
      Total Assets                                               $750,861    $729,023    $750,861    $729,023
      Earning Assets                                              711,524     689,119     711,524     689,119
      Loans, gross                                                391,043     360,906     391,043     360,906
      Allowance for loan losses                                     6,250       5,757       6,250       5,757
      Deposits                                                    571,929     580,633     571,929     580,633
      Shareholders' equity                                         67,605      64,304      67,605      64,304

Average Balances
-------------------------------------------------------------------------------------------------------------
      Total Assets                                               $751,248    $735,986    $736,750    $728,226
      Earning Assets                                              710,604     697,034     696,376     690,351
      Loans, gross                                                381,707     353,573     373,348     358,640
      Allowance for loan losses                                     6,198       5,799       6,020       5,705
      Deposits                                                    578,118     585,991     580,013     578,958
      Shareholders' equity                                         67,974      63,838      65,895      63,746

Key Ratios
-------------------------------------------------------------------------------------------------------------
      Earnings:
          Return on average assets                                   1.23%       1.19%       1.17%       1.20%
          Return on average equity                                  13.57%      13.68%      13.08%      13.67%
          Net interest margin (tax-equivalent)                       3.95%       3.76%       3.76%       3.77%
          Efficiency ratio (1)                                      54.30%      54.77%      55.37%      53.61%

Asset Quality
-------------------------------------------------------------------------------------------------------------
      Net loan charge-offs to average loans, annualized              0.22%       0.56%       0.19%       0.33%
      Allowance for loan losses to period-end loans                  1.60%       1.60%       1.60%       1.60%
      Allowance for loan losses to non-performing loans (2)           228%        158%        228%        158%
      Non-performing loans to period-end loans                       0.70%       1.01%       0.70%       1.01%
      Non-performing assets to period-end loans and other real
      estate                                                         0.72%       1.02%       0.72%       1.02%

Common Stock Data
-----------------------------------------------------------------------------------------------------------     -----------
During 2003 and through February 11, 2004, the common stock of The           2004   High Trade    Low Trade        Dividend
                                                                             ----   ----------    ---------        --------
Wilber Corporation was inactively traded on NASDAQ's Over-the-        1st Quarter     $  15.50     $  12.65       $  0.0950
Counter Bulletin Board market under the symbol WLBC.OB.  On           2nd Quarter     $  13.65     $  12.00       $  0.0950
February 12, 2004, the Company's common stock ($0.01 par value        3rd Quarter     $  12.80     $  12.00       $  0.0950
per share) began trading on the American Stock Exchange (Amex(R))     4th Quarter     $  12.64     $  11.94       $  0.0950
under the symbol GIW.
                                                                             2003   High Trade    Low Trade        Dividend
                                                                             ----   ----------    ---------        --------
                                                                      1st Quarter     $  10.25     $   9.78       $  0.0925
                                                                      2nd Quarter     $  10.81     $   9.81       $  0.0925
                                                                      3rd Quarter     $  13.75     $  10.20       $  0.0925
                                                                      4th Quarter     $  15.00     $  12.10       $  0.0925

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(1)  Calculated by dividing total noninterest expense less amortization of intangibles and other real estate expense by tax-equivalent net interest income plus noninterest income other than securities gains and losses.
(2) Non-performing loans include nonaccrual loans, troubled debt restructured loans and accruing loans 90 days or more delinquent.
(3) Certain figures have been reclassified to conform with current period presentation.